CINGULAR WIRELESS                                                  Exhibit 10.50
EXHIBITS

Employment Agreement with Stephen Carter

                   AGREEMENT AND RELEASE AND WAIVER OF CLAIMS

      This Agreement and the Release and Waiver contained herein are made and entered into in San Antonio, Texas, by and between Cingular Wireless, LLC (hereinafter "Company"), SBC Communications Inc. (hereinafter "SBC"), BellSouth Corporation (hereinafter "BellSouth") and Mr. Stephen Carter (hereinafter "Mr. Carter") for and in consideration of the mutual promises and agreements set forth below and are conditional on performance of such promises and agreements.

      WHEREAS, BellSouth and SBC own all of the issued and outstanding equity interests in the Company;

      WHEREAS, Mr. Carter has agreed to terminate his employment relationship with the Company on December 30, 2002; and

      WHEREAS, the parties agree that in connection with Mr. Carter's termination of employment on December 30, 2002, Mr. Carter should receive additional benefits and consideration as set forth herein, and that Mr. Carter, among other things, should release and forever discharge Company, SBC, BellSouth and any and all of their respective subsidiaries (which term when used throughout this document shall include entities in which the company referred to owns, directly or indirectly, fifty percent or more of the outstanding equity interests), their respective officers, directors, agents, servants, employees, successors and assigns and any and all employee benefit plans maintained by Company, BellSouth SBC or any subsidiary thereof and/or any and all fiduciaries of any such plan, from any and all common law and/or statutory claims, causes of action or suits of any kind whatsoever, arising from or in connection with Mr. Carter's employment by Company or SBC (and their respective subsidiaries) and/or Mr. Carter's separation therefrom, all as set forth in more detail in the Release and Waiver contained herein.

      NOW, therefore, the parties further agree as follows:

      1. Mr. Carter's employment relationship with the Company shall terminate effective at the close of business on December 30, 2002, and Mr. Carter resigns from all officer and director positions that he may hold in Company, SBC, BellSouth and in any subsidiary of any of them effective no later than at the close of business on December 30, 2002. The Company and Mr. Carter agree that, effective as of November 6, 2002, Mr. Carter has been released from all day-to-day responsibilities and obligations associated with his position including the obligation to report to the Company's offices each day, but that the Company will continue to compensate Mr. Carter through December 30, 2002 at his normal rate of compensation and benefits. All such compensation shall be paid in accordance with normal payroll practices. For purposes of all

CINGULAR WIRELESS                                                  Exhibit 10.50
EXHIBITS

benefit plans, Mr. Carter's termination of employment shall be treated as an involuntary termination by Company without cause. Mr. Carter agrees, for one year following his termination of employment, to reasonably cooperate with the Company and its counsel (with the Company responsible for all reasonable costs) in both responding to information requests and otherwise responding to any lawsuits or other legal claims.

      2. Mr. Carter shall execute this Agreement and the Release and Waiver contained herein and the Company shall pay Mr. Carter within ten days after the Release and Waiver contained herein can no longer be revoked, a lump sum payment in the amount of $2,256,500, less regular and customary withholdings for federal, state and local income and social security taxes.

      Included in the $2,256,500 lump sum payment is $2,150,000, which is a lump sum severance payment and $106,500, which is a lump sum payment for outplacement services. Additionally, Mr. Carter shall receive a 2002 Short Term Incentive Award applicable to the 2002 Award Year in accordance with the terms of the plan governing Short Term Incentive Award payments (i.e., prorated to date of termination), including any adjustments for financial performance as provided in the applicable plan.

      For eighteen (18) months following his termination of employment, the Company shall pay and Mr. Carter shall receive reimbursement of any amounts he pays to continue coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") in the health plans he participated in immediately prior to his termination of employment, including the Cingular Executive Health Plan. Such reimbursements shall be grossed up for federal, state and local income tax, as applicable to Mr. Carter at the time the reimbursement payments are made. Such reimbursement payments shall be made semi-annually.

      If Mr. Carter commences the relocation of his primary residence within six
(6) months of his termination of employment, the Company shall pay and Mr. Carter shall receive relocation benefits as if he were an eligible participant in the Cingular Relocation Plan; provided, however, the provisions of the Cingular Relocation Plan regarding the purchase of a participant's home shall not apply; provided, further, however, the relocation benefits described in this paragraph shall not exceed a maximum aggregate limit of $350,000, including any applicable income tax gross up. Notwithstanding anything in this paragraph to the contrary, no relocation benefits shall be paid or reimbursed pursuant to this paragraph with respect to eligible relocation expenses incurred on or after December 31, 2003, and no relocation benefits will be provided hereunder if such relocation is in connection with an employment opportunity made available to Mr. Carter.

      SBC agrees to extend the period in which Mr. Carter is allowed to exercise the following vested SBC stock options issued under the SBC 1996 Stock & Incentive Plan until December 30, 2005, which right to exercise such stock options would otherwise expire on December 30, 2003:

                  No. of Options               Exercise Price
                  --------------               --------------
                      17,420                       $27.50
                      26,000                       $27.8125
                      21,000                       $43.00
                      14,333                       $49.75
                      36,923                       $39.25
                     140,625                       $46.6875

CINGULAR WIRELESS                                                  Exhibit 10.50

EXHIBITS

      SBC acknowledges that the original term of the foregoing options, which is not being extended hereunder, is longer than the extended term in which such options are eligible for exercise pursuant to the terms of this Agreement. In all other respects, the terms of the SBC 1996 Stock & Incentive Plan and the option grant documents applicable to such stock options shall continue to apply.

      For one year following his termination of employment, Mr. Carter shall be entitled to receive benefits under the terms and conditions of the Officer Communications Policy under which Mr. Carter was receiving benefits on his last day of employment as if Mr. Carter retired from the Company, as such policy may be amended from time-to-time.

      Mr. Carter shall be treated no less favorably than the officers of the Company in the determination and calculation of the payment to be received under the Cingular Wireless Short Term Incentive Plan with respect to his 2002 award payable in 2003, if any.

      The Company agrees to indemnify Mr. Carter from and against any claims that relate to and accrued during his employment by the Company to the same degree and extent Mr. Carter was entitled to indemnification from the Company during his employment. Further, Company agrees to maintain D&O insurance covering Mr. Carter with respect to claims that accrued during his employment by the Company to the same degree and extent such D&O insurance was provided during his employment.

      The consideration described in this Paragraph 2 shall be in lieu of, and Mr. Carter hereby specifically waives any right to any other termination pay allowance as a consequence of Mr. Carter's termination of employment.

      3. The Company hereby agrees to provide Mr. Carter on and after the date of Mr. Carter's termination of employment (and after the Release and Waiver contained herein can no longer be revoked) with the benefits in the amounts and as generally described in Attachment A (which is incorporated herein by this reference) and more fully detailed herein below, which are referred to herein as Mr. Carter's "Equivalent SRIP." Such benefits reflect a modification of, and shall be in lieu of, the benefits that would ordinarily be provided to Mr. Carter pursuant to the Cingular Supplemental Retirement Income Plan (the "SRIP"), a copy of which is attached hereto and incorporated herein by this reference. Mr. Carter's Equivalent SRIP shall be provided in accordance with, and be governed in all respects by, the terms of the SRIP, except as provided below:

      (a) The three (3) year period referenced in section 7.2 of the SRIP is deleted and a two (2) year period is substituted therefore; and

      (b) Mr. Carter elects for Mr. Carter's Equivalent SRIP, the form of retirement benefit listed below next to which Mr. Carter has subscribed his initials.

CINGULAR WIRELESS                                                  Exhibit 10.50
EXHIBITS

                        _____ Life with 10-Year Certain Benefit described in
                              Section 3.3(a) of the SRIP.

                        _____ Joint and 100% Survivor Benefit described in
                              Section 3.3(b) of the SRIP.

                        _____ Joint and 50% Survivor Benefit described in
                              Section 3.3(c) of the SRIP.

The consideration described in this Paragraph 3 shall be in lieu of, and Mr. Carter hereby specifically waives any right to any and all benefits under the SRIP which Mr. Carter would otherwise become eligible for and entitled to on and after the date of Mr. Carter's termination of employment.

      4. Except as agreed herein, this Agreement and the Release and Waiver contained herein do not abrogate any of the usual entitlements which Mr. Carter has or will have, first, while a regular employee and subsequently, upon termination of employment as a former employee. These may include, among others:

      (a) Customary and regular health care, disability and life insurance and survivor benefits for which Mr. Carter may qualify subject to and in accordance with the terms of applicable plans of Company, SBC, BellSouth and their respective subsidiaries; and

      (b) The distribution of benefits, if any, under the SBC 1992 Stock Option Plan, SBC 1996 Stock and Incentive Plan, SBC 2001 Incentive Plan, SBC Stock Savings Plan, Cingular Wireless Pension Benefit Plan, Cingular Wireless Savings Plan, Cingular Wireless Short Term Incentive Plan, Cingular Wireless Long Term Incentive Plan, Cingular Wireless Cash Deferral Plan, Cingular Wireless Pension Make-up Plan, Cingular Wireless Supplemental Retirement Transition Plan, Cingular Wireless Executive Life Insurance Plan, and Cingular Wireless Executive Health Plan.

      Except as provided herein, all of said benefits will be subject to and provided in accordance with the terms and conditions of the respective benefit plans as applicable to Mr. Carter.

      Further, it is hereby acknowledged in accordance with the provisions of this Paragraph 4 that Mr. Carter shall be entitled to $60,077.60 in lieu of the 2002 vacation/personal/EWP/DH/FH days that Mr. Carter has not utilized prior to Mr. Carter's termination of employment and such payment shall be paid to Mr. Carter within ten days after the Release and Waiver contained herein can no longer be revoked.

      Further, Company, SBC, and their respective subsidiaries have reserved the right to end or amend any or all of its plans referred to in this Paragraph 4. Each participating subsidiary in each plan has reserved the right to end its participation in these plans and to discontinue

CINGULAR WIRELESS                                                  Exhibit 10.50
EXHIBITS

providing any and all such benefits. If any of the plans should be terminated or changed, to the extent that such action may apply to Mr. Carter, it is subject to the terms and conditions of the specific plan and applicable law; provided, however, the Company, SBC and their respective subsidiaries agree not to amend any plan in a manner that causes such amendment to have an adverse impact solely on Mr. Carter and no other plan participant. This means, for example, that Mr. Carter will not acquire a lifetime right to any health care plan benefit or to the continuation of any health care plan merely by reason of the fact that such benefit or plan is in existence at the time of Mr. Carter's termination of employment or because of this Agreement and the Release and Waiver contained herein. Thus, Mr. Carter's rights/entitlements to any benefit under any of the plans referred to in this Paragraph are no different as a result of entering into this Agreement and the Release and Waiver contained herein than they would have been in the absence of this Agreement and the Release and Waiver contained herein.

      5. Mr. Carter and Mr. Carter's spouse, estate and/or designated beneficiaries shall have no rights, claims or interests in any assets of Company, SBC, BellSouth or any subsidiaries thereof; nor, except for any benefits paid pursuant to any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), shall any such assets be required to be held under any trust for the benefit of Mr. Carter, Mr. Carter's spouse, estate and/or designated beneficiaries or held in any way as collateral security for the fulfilling of the obligations of Company, SBC, BellSouth or any of their subsidiaries under this Agreement and the Release and Waiver contained herein. Any and all of the assets of Company, SBC, BellSouth and/or any of their respective subsidiaries shall be, and remain, the general, unpledged, unrestricted assets of Company, SBC, BellSouth and/or their respective subsidiaries. Company's, BellSouth's and SBC's obligations under this Agreement shall be merely that of an unfunded and unsecured promise to pay money.

      If the Company establishes rabbi trusts ("Trusts") for the purpose of providing for the payment of benefits under the SRIP, the assets of such Trusts would be subject to the claims of the Company's creditors under certain circumstances as set forth in the Trust documents. Mr. Carter's Equivalent SRIP benefits hereunder shall be included in such Trusts, if any, to the same extent as are the benefits of regular SRIP participants; provided, however, for purposes of computing Mr. Carter's vested benefits for purposes of determining the Trust funding level, if any, applicable for Mr. Carter's Equivalent SRIP benefits, the security afforded Mr. Carter thereby shall be no different as a result of entering into this Agreement and the Release and Waiver contained herein than they would have been had Mr. Carter continued in employment in the absence of this Agreement and the Release and Waiver contained herein. To the extent any benefits provided hereunder are actually paid from such Trust, if any, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by the Company. Notwithstanding any provisions herein, it is hereby specifically agreed that Mr. Carter shall be recognized as a participant of the SRIP for purposes of determining the coverage of the Trust, if any, for the SRIP.

      6. Notwithstanding any other provision of this Agreement, Mr. Carter agrees that, without the written consent of the Company and while employed by the Company or within two (2) years after termination of such employment, he will not engage in competition with SBC,

CINGULAR WIRELESS                                                  Exhibit 10.50
EXHIBITS

BellSouth or the Company or with any business with which SBC, BellSouth, the Company or any subsidiary thereof has a substantial interest (collectively referred to herein as "Employer business"), and that he will cease and desist from engaging in said competitive activity within 120 days following receipt of written notice from SBC, BellSouth or the Company to Mr. Carter demanding that Mr. Carter cease and desist from engaging in said competitive activity. In addition to any other remedies that may be available to the Company, SBC, BellSouth or their respective subsidiaries, if Mr. Carter breaches the provisions of this Paragraph 6, he shall return, and the Company, SBC, BellSouth and their respective subsidiaries shall be entitled to collect, the consideration that they paid or provided under Paragraph 2 of this Agreement. For purposes of this Agreement and the Release and Waiver contained herein, engaging in competition with any Employer business shall mean engaging by Mr. Carter in any business or activity in the same geographical market where the same or substantially similar business or activity is being carried on as an Employer business on the date of this Agreement. Such term shall not include owning a nonsubstantial publicly traded interest as a shareholder in a business that competes with an Employer business. However, it is hereby specifically agreed that engaging in competition with an Employer business shall include representing or providing consulting services to, or being an employee of, any person or entity that is engaged in competition with any Employer business and Mr. Carter hereby specifically agrees not to engage in any such conduct. Mr. Carter also specifically agrees that a breach of this provision would result if, within the time period and without the written consent specified, Mr. Carter either engages directly in competitive activity or in any capacity in any location becomes employed by, associated with, or renders service to any company, or parent or affiliate thereof, or any subsidiary of any of them, if any of them is engaged in competition with an Employer business, regardless of the position or duties Mr. Carter takes and regardless of whether or not the employing company, or the company that Mr. Carter becomes associated with or renders service to, is itself engaged in direct competition with an Employer business. Mr. Carter further acknowledges that engaging in competition with an Employer business in violation of this Paragraph 6 will result in immediate and irreparable harm to the Company, SBC, BellSouth and/or their respective subsidiaries, for which there will be no adequate remedy at law, and that the Company, SBC, BellSouth or such subsidiary thereof will be entitled to equitable relief to restrain Mr. Carter from violating the terms of this Paragraph 6, in addition to any other remedies available to the Company, SBC, BellSouth or such subsidiary thereof.

      Mr. Carter may submit a description of any proposed activity in writing to the most senior human resources officer of the Company, and the Company shall advise Mr. Carter in writing within ten business days whether such proposed activity would constitute engaging in competition with an Employer business in violation of this Paragraph 6.

      7. Mr. Carter acknowledges that, as a result of Mr. Carter's employment by the Company, SBC or any of their respective subsidiaries Mr. Carter has and will continue to have until Mr. Carter's termination of employment, access to trade secrets, intellectual property, proprietary information, and private non-public information including technological, legal, financial, marketing, personnel and other information (including, specifically, this Agreement and the Release and Waiver contained herein) relating to litigation, the business and contemplated business of the Company, SBC, BellSouth and their respective subsidiaries and other matters,

CINGULAR WIRELESS                                                  Exhibit 10.50
EXHIBITS

all of which is confidential and proprietary to the Company, SBC, BellSouth and/or their respective subsidiaries ("Confidential Information"); and Mr. Carter agrees that he will not, before or after his termination of employment, divulge or in any way make available to others through public statements, voluntary testimony, or otherwise, or make use of, alone or in concert with others, any Confidential Information. The aforesaid obligations regarding Confidential Information will not apply to (i) information that is now in or hereafter enters the public domain without a breach of this Agreement and the Release and Waiver contained herein, (ii) information required to be delivered pursuant to a subpoena or similar legislative, judicial or administrative requirement; provided, however, Mr. Carter will notify the Company, SBC and BellSouth upon receipt of any such subpoena or similar request to the extent it relates to such company's Confidential Information, and give the Company, SBC and/or BellSouth, as the case may be, a reasonable opportunity to contest or otherwise oppose the subpoena or similar request, (iii) information that is not a trade secret three (3) years after Mr. Carter's termination of employment with the Company (but will include information that constitutes a trade secret under applicable law), (iv) information filed with the Securities and Exchange Commission ("SEC") that is not subject to a request for confidential treatment made to the SEC or any other governmental agency or authority, (v) information that becomes generally available to the public other than as a result of an improper disclosure by Mr. Carter, (vi) information that becomes available to Mr. Carter, directly or indirectly, from a source other than Company, SBC or BellSouth (or their respective subsidiaries), provided that such source is not known by Mr. Carter (or that he should not reasonably know) to be bound by a confidentiality agreement with, or other obligation of secrecy to, Company, SBC, BellSouth or their respective subsidiaries.

      It is hereby agreed that Mr. Carter may represent himself as a former employee of Company, SBC and their respective subsidiaries as factually applicable; but otherwise Mr. Carter agrees that Mr. Carter will not make, nor cause to be made any public statements, disclosures or publications which relate in any way, directly or indirectly to Mr. Carter's cessation of employment with the Company, SBC and/or their respective subsidiaries without prior written approval by the Company and SBC. Mr. Carter also agrees that Mr. Carter will not make, nor cause to be made any public statements, disclosures or publications which portray unfavorably, reflect adversely on, or are derogatory or inimical to the best interests of, the Company, SBC, BellSouth, their subsidiaries, directors, officers, employees and agents, past, present or future. Any inquiries regarding Mr. Carter's termination of employment of which the most senior human resources officer of the Company or SBC have actual knowledge prior to a response being given, other than ministerial inquiries regarding Mr. Carter's term of employment and other ministerial employment verification inquiries, shall be addressed solely by the Company's or SBC's most senior human resources officer.

      8. Mr. Carter agrees that during the two (2) year period immediately after termination of Mr. Carter's employment with Company, Mr. Carter will not, without the Company's consent, exclusively target for solicitation groups of customers of Company, SBC, BellSouth or any of their respective subsidiaries on behalf of Mr. Carter or any other person or entity or solicit any individual that is, at that time, employed by the Company, SBC, BellSouth or any subsidiary thereof to seek or accept employment with any other person or entity, or disclose confidential information about such active employee to any prospective employer or employer. Mr. Carter

CINGULAR WIRELESS                                                  Exhibit 10.50
EXHIBITS

acknowledges that even an unsuccessful solicitation of such an active employee will negatively impact the morale, commitment and performance of the employee in question. Mr. Carter further acknowledges that any solicitation of either a customer or an active employee of Company, SBC, BellSouth or any subsidiary thereof in violation of the provisions of this Paragraph 8 will result in immediate and irreparable harm to the Company, SBC, BellSouth and/or their respective subsidiaries, for which there will be no adequate remedy at law, and that the Company, SBC, BellSouth or such subsidiary thereof will be entitled to equitable relief to restrain Mr. Carter from violating the terms of this Paragraph 8, in addition to any other remedies available to the Company, SBC, BellSouth or such subsidiary thereof. In any action brought by the Company, SBC, BellSouth or any subsidiary thereof to enforce the provisions of this Paragraph 8, the prevailing party shall be entitled to recover costs, including, but not limited to, reasonable and actual attorneys' fees.

      9. Mr. Carter's communications benefit described in Paragraph 2 shall terminate, Mr. Carter's right to reimbursement of COBRA premiums described in Paragraph 2 shall terminate and Mr. Carter shall return to Company any consideration received pursuant to Paragraph 2 of this Agreement and the Release and Waiver contained herein for any breach by Mr. Carter of the provisions of Paragraph 6 hereof, or of Paragraph 7 (except to the extent disclosure of any Confidential Information is specifically required by law or otherwise permitted by the terms of this Agreement) or of Paragraph 8 hereof, or of the Release and Waiver contained herein.

      10. It is hereby specifically agreed that the terms of this Agreement and the Release and Waiver contained herein shall be kept strictly confidential and that neither party to this Agreement and the Release and Waiver contained herein shall, except as necessary for performance of the terms hereof or as specifically required by law (e.g., as may be required under rules applicable to SEC or other federal, state or local governmental agency disclosure requirements), disclose the existence of this Agreement and the Release and Waiver contained herein or any of its terms to third persons without the express consent of the other party; provided, however, Mr. Carter may disclose the existence of this Agreement and the Release and Waiver contained herein or any of its terms to any member of Mr. Carter's immediate family, Mr. Carter's financial advisor, and/or Mr. Carter's attorney who agree to be bound by the non-disclosure provisions of this Paragraph. Mr. Carter hereby specifically agrees to secure from those persons to whom Mr. Carter makes disclosure their agreement to be bound by the non-disclosure provisions of this Paragraph.

      11. Mr. Carter declares that Mr. Carter's decision to execute this Agreement and the Release and Waiver contained herein has not been influenced by any declarations or representations by Company, SBC, BellSouth or any subsidiary thereof other than the contractual agreements and consideration expressly stated herein.

      The Company has expressly advised Mr. Carter to seek personal legal advice prior to executing this Agreement and the Release and Waiver contained herein and Mr. Carter, by Mr. Carter's signature below, hereby expressly acknowledges that Mr. Carter was given at least twenty one (21) days in which to seek such advice and decide whether or not to enter into this Agreement and the Release and Waiver contained herein. The parties agree that any changes to this Agreement or to the Release and Waiver contained herein made after the initial draft of

CINGULAR WIRELESS                                                  Exhibit 10.50
EXHIBITS

this Agreement and Release and Waiver of Claims is presented to Mr. Carter, whether material or immaterial, do not restart the running of said twenty-one
(21) day period.

      Mr. Carter may revoke this Agreement and the Release and Waiver contained herein within seven (7) days of Mr. Carter's execution of the Release and Waiver contained herein by giving notice, in writing, by certified mail, return receipt requested to the Company at the address specified below. Proof of such mailing within said seven (7) day period shall suffice to establish revocation pursuant to this Paragraph. In the event of any such revocation, this entire Agreement and the Release and Waiver contained herein shall be null and void, and unenforceable by either party.

      12. Mr. Carter agrees that for any breach or threatened breach of any of the provisions of this Agreement and the Release and Waiver contained herein by Mr. Carter, the Company shall have no adequate legal remedy, and in addition to any other remedies available, a restraining order and/or an injunction may be issued against Mr. Carter to prevent or restrain any such breach, in addition to any other rights the Company may have.

      13. Any notice required hereunder to be given by either party will be in writing and, except as provided in Paragraph 11 of this Agreement, will be deemed effectively given upon personal delivery to the party to be notified, or five (5) days after deposit with the United States Post Office by certified mail, postage prepaid, to the other party at the address set forth below, or to such other address as either party may from time to time designate by ten (10) days advance written notice pursuant to this Paragraph.

      14. The Company is offering the Equivalent SRIP benefit described in Paragraph 3 of this Agreement to Mr. Carter with the attendant rights and obligations provided by the Employee Retirement Income Security Act of 1974 as amended ("ERISA"), and the provisions of this Agreement relating to Mr. Carter's Equivalent SRIP will be considered an employee benefit plan under Section 3(3) of ERISA. The validity, interpretation, construction and performance of the provisions of this Agreement relating to Mr. Carter's Equivalent SRIP shall be governed by ERISA and to the extent not preempted by ERISA, by the laws of the State of Texas excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement and the Release and Waiver contained herein to the substantive law of another jurisdiction. The validity, interpretation, construction and performance of the other provisions of this Agreement and the Release and Waiver contained herein shall be governed by the laws of the State of Texas excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement and the Release and Waiver contained herein to the substantive law of another jurisdiction. To achieve certainty regarding the appropriate forum in which to prosecute and defend actions arising out of or relating to this Agreement, including but not limited to the provisions regarding Mr. Carter's Equivalent SRIP, which the parties agree is a material condition of entering into this Agreement, the parties agree and acknowledge that (a) the sole and exclusive venue for any such action shall be an appropriate federal or state court in Bexar County, Texas, and no other, (b) all claims with respect to any such action shall be heard and determined exclusively in such Bexar County, Texas court, and no other, (c) such Bexar County, Texas court shall have sole and exclusive jurisdiction over the person of such parties and over the subject matter of any dispute relating

CINGULAR WIRELESS                                                  Exhibit 10.50

EXHIBITS

hereto, and (d) that the parties waive any and all objections and defenses to bringing any such action before such Bexar County, Texas court, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.

      The Company shall be the named fiduciary with respect to the Equivalent SRIP provisions of this Agreement. As such, the Company shall have the sole discretion to interpret the provisions of this Agreement relating to Mr. Carter's Equivalent SRIP, determine Mr. Carter's Equivalent SRIP benefits and establish such rules and procedures, consistent with the provisions of this Agreement relating to Mr. Carter's Equivalent SRIP and ERISA, as it may deem necessary or appropriate.

      Equivalent SRIP Claims and Review Procedures.

      (a) If Mr. Carter disputes the amount of Mr. Carter's Equivalent SRIP benefits hereunder, Mr. Carter may file a written claim for the different amount with the Company's Vice President-Compensation.

            In order to be valid, a claim relating to Mr. Carter's Equivalent SRIP benefits must be filed within 60 days after the receipt of the disputed payment of benefits, or within 60 days after the termination or death or other event on which the claim is based.

If such a claim is denied by the Vice President-Compensation, in whole or in part, Mr. Carter will receive written notice of the denial within 60 days after the date the claim was received. If more than 60 days is needed to make a decision, then written notice of the reasons will be provided to Mr. Carter within said 60 days, and a final written notice of the decision will be provided within 180 days. A notice denying a claim will contain the specific reasons for the denial, specific references to the provisions of this Agreement relating to the Equivalent SRIP on which the denial is based, a description of any information or material necessary to perfect the claim, an explanation of why such material is necessary, and an explanation of the Review Procedure (described below). If no decision is reported within the 60 or 180-day period described in this Paragraph, the claim will be deemed to be denied.

      (b) If Mr. Carter's claim relating to Mr. Carter's Equivalent SRIP benefits is denied (or such claim is deemed to have been denied), Mr. Carter has the right to request a review of the denial by submitting a written request to the Administrative Committee ("Committee") appointed by the Company. The request for review must be filed within 60 days after the denial (or deemed denial) of the initial claim, and should be addressed as follows:

                           Administrative Committee
                           c/o Vice President-Compensation
                           175 East Houston
                           San Antonio, Texas 78205

CINGULAR WIRELESS                                                  Exhibit 10.50
EXHIBITS

            The Committee will provide a written decision on a request for review within 60 days after its receipt of the request, unless special circumstances require additional time. If additional time is required, written notice of the reasons will be provided to Mr. Carter within 60 days, and a final written decision will be provided within 120 days. If the Committee affirms the denial (or deemed denial) of such claim, the written notice will contain the specific reasons for the decision and specific references to the provisions of this Agreement relating to the Equivalent SRIP on which it is based. If no decision is reported within the 60 or 120-day period described in this Paragraph, the initial denial of such claim will be deemed to have been affirmed by the Committee.

      ERISA Rights

            As a participant entitled to the Equivalent SRIP benefit under this Agreement, which is a plan covered by ERISA, Mr. Carter is entitled to certain rights and protections under ERISA. ERISA provides that all participants in plans that are subject to ERISA are entitled to examine, without charge, all documents that constitute part of this Agreement as it relates to Mr. Carter's Equivalent SRIP, including any documents and reports that are filed with a federal government agency. These documents are available for review at the offices of the Company. If Mr. Carter is unable to examine these documents there, Mr. Carter should write to:

                           Vice President-Compensation
                           175 East Houston
                           San Antonio, Texas  78205

            specifying the documents Mr. Carter wants to examine and at which work location Mr. Carter wants to examine them. Copies of the requested documents will be made available for examination at the specific work location within 10 days after the date the request is received.

            Mr. Carter may request copies of any documents relating to his Equivalent SRIP benefit by writing to:

                           Vice President-Compensation
                           175 East Houston
                           San Antonio, Texas  78205

            In addition to creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of employee benefit plans. The people who operate a plan, called "fiduciaries" of the plan, have a duty to do so prudently and in the interest of plan participants. No one may fire Mr. Carter or otherwise discriminate against Mr. Carter in any way to prevent Mr. Carter from obtaining a benefit or exercising Mr. Carter's rights under ERISA.

CINGULAR WIRELESS                                                  Exhibit 10.50
EXHIBITS

            If a claim for Equivalent SRIP benefits under this Agreement is denied, in whole or in part, Mr. Carter must receive a written explanation of the reason for denial, and Mr. Carter has a right to have Mr. Carter's claim reviewed and reconsidered.

            Under ERISA, there are steps Mr. Carter can take to enforce Mr. Carter's right to his Equivalent SRIP. For instance, if Mr. Carter requests materials to which Mr. Carter is entitled pursuant to this Agreement relating to his Equivalent SRIP benefit and does not receive them within 30 days, Mr. Carter may file suit in a federal court. In such a case, the court may require the Company to provide the materials and pay Mr. Carter up to $110.00 a day until Mr. Carter receives the materials, unless the materials were not sent because of reasons beyond the control of the Company. If Mr. Carter has a claim for Equivalent SRIP benefits that is denied or deemed denied, in whole or in part, Mr. Carter may file suit in a state or federal court. If Mr. Carter is discriminated against for asserting Mr. Carter's rights under ERISA, Mr. Carter may seek assistance from the U.S. Department of Labor, or Mr. Carter may file suit in a federal court. The court will decide who will pay court costs and legal fees. If Mr. Carter is successful, the court may order the Company to pay these costs and fees. If Mr. Carter loses, the court may order Mr. Carter to pay the costs and fees, for example, if it finds the claim is frivolous.

            If Mr. Carter has any questions about this statement or about Mr. Carter's rights under ERISA, Mr. Carter should contact the nearest Area Office of the Labor Management Services Administration, U.S. Department of Labor.

      15. The terms and conditions contained in this Agreement that by their sense and context are intended to survive the termination or completion of performance of obligations by either or both parties under this Agreement shall so survive.

      16. This Agreement and the Release and Waiver contained herein shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

      17. Except as provided in Paragraph 4 regarding benefits that shall be provided in accordance with and subject to the terms and conditions of benefit plans as they apply to Mr. Carter, this Agreement and the Release and Waiver contained herein constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement and the Release and Wavier contained herein may be signed in multiple counterparts, each, when taken together, shall constitute a single agreement.

      18. In the event any provision of this Agreement or the Release and Waiver contained herein is held invalid, void, or unenforceable, the same shall not affect in any respect whatsoever the validity of any other provision of this Agreement or said Release and Waiver, except that should Mr. Carter assert in any legal proceeding that any of the provisions of Paragraphs 6, 7, 8 or 9 of this Agreement are invalid, void, or unenforceable as a matter of law, or should Mr. Carter

CINGULAR WIRELESS                                                  Exhibit 10.50
EXHIBITS

assert in any legal proceeding that the Release and Waiver is invalid, unenforceable or void as a matter of law, then this Agreement and the Release and Waiver contained herein, at the Company's option, may be declared by the Company null and void. If this Agreement and the Release and Waiver contained herein are declared null and void by the Company pursuant to the provisions of this Paragraph 18, Mr. Carter shall return to Company all consideration previously received pursuant to Paragraph 2 of this Agreement and the Release and Waiver contained herein less any of said consideration Mr. Carter would have received in the absence of entering into this Agreement and the Release and Waiver contained herein. This Paragraph 18 does not restrict Mr. Carter from asserting (whether as a claim or a defense to a claim) that his actual or proposed activities or conduct do not violate the terms of Paragraphs 6, 7, 8 or 9 or do not violate the terms of the Release and Waiver, and the Company shall not be entitled to exercise its rights under this Paragraph 18 as a result of any such assertion or as a result of a finding or ruling by a court in favor of Mr. Carter that his conduct or activities do not violate the applicable provisions of Paragraphs 6, 7, 8 or 9 or the Release and Waiver (even if said court shall also rule in the absence of an assertion by Mr. Carter that any of such provisions, or the Release and Waiver, are invalid, unenforceable or void as a matter of law).

      19. This Agreement and the Release and Waiver contained herein shall inure to the benefit of and be binding upon, the Company, BellSouth, SBC and their respective successors and assigns, and Mr. Carter and Mr. Carter's beneficiaries under the various employee benefit programs.

      20. This Agreement and the Release and Waiver contained herein shall be and hereby is declared to be null and void in the event that Mr. Carter does not terminate his employment relationship with the Company at the close of business on December 30, 2002. All payments and other consideration to be provided to Mr. Carter by Company are contingent upon Mr. Carter's termination of employment actually becoming effective at the close of business on December 30, 2002, and are further contingent upon Mr. Carter's execution at the close of business on December 30, 2002, of the Release and Waiver contained herein and not revoking same and Mr. Carter's execution of this Agreement on or before the close of business on December 30, 2002, and not revoking same.

            (THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)

CINGULAR WIRELESS                                                  Exhibit 10.50
EXHIBITS

                                                 /s/ Stephen Carter
                                                 _______________________________________
CINGULAR WIRELESS LLC
                                                 STEPHEN CARTER
By: Cingular Wireless Corp., its Manager
                                                 Address:_______________________________

By:  /s/ Rickford Bradley
     _______________________________________             _______________________________

Printed Name: Rickford Bradley
              ______________________________             _______________________________

Its: Senior Vice President - Human Resources     Date:
    ________________________________________          __________________________________

Address:____________________________________

        ____________________________________

        ____________________________________

Date: ______________________________________


BELLSOUTH CORPORATION                            SBC COMMUNICATIONS INC.

By:  /s/ Richard D. Sibbernsen                   By:  /s/Karen E. Jennings
     __________________________________               __________________________________

Printed Name: Richard D. Sibbernsen              Printed Name: Karen E. Jennings
              _________________________                        _________________________

Its: Vice President - Human Resources            Its: Senior Executive Vice President -
                                                      Human Resources & Communications
    ___________________________________              ___________________________________

Address:_______________________________          Address:_______________________________

        _______________________________                  _______________________________

        _______________________________                  _______________________________

Date: _________________________________          Date: _________________________________

CINGULAR WIRELESS                                                  Exhibit 10.50
EXHIBITS

RELEASE AND WAIVER

      I, Stephen Carter, conditioned upon my receipt of the cash consideration that is payable pursuant to Paragraph 2 of the Agreement within ten (10) days after this Release and Waiver can no longer be revoked, hereby fully waive and forever release and discharge Company, SBC, BellSouth and any and all other subsidiaries of Company, SBC, BellSouth, their officers, directors, agents, servants, employees, successors and assigns and any and all employee benefit plans maintained by any of them and/or any and all fiduciaries of any such plan from any and all common law and/or statutory claims, causes of action or suits of any kind whatsoever arising from or in connection with my past employment by Company, SBC, and their respective subsidiaries and/or my separation therefrom, including but not limited to claims, actions, causes of action or suits of any kind allegedly arising under the Employee Retirement Income Security Act (ERISA), as amended, 29 USC Sections 1001 et seq.; the Rehabilitation Act of 1973, as amended, 29 USC Sections 701 et seq.; the Civil Rights Acts of 1866 and 1870, as amended, 42 USC Sections 1981, 1982 and 1988; the Civil Rights Act of 1871, as amended, 42 USC Sections 1983 and 1985; the Civil Rights Act of 1964, as amended, 42 USC Section 2000d et seq.; the Americans With Disabilities Act, as amended, 42 USC Sections 12101 et seq., and the Age Discrimination in Employment Act of 1967 (ADEA), as amended, 29 USC Sections 621 et seq., known and unknown. In addition, I, Stephen Carter, agree not to file any lawsuits or other claims seeking monetary damage or other relief in any state or federal court or with any administrative agency against any of the aforementioned parties in connection with or relating to any of the aforementioned matters. Provided, however, by executing this Release and Waiver, I, Stephen Carter do not waive rights or claims that I have under the Agreement or that may arise after the date of execution of the Agreement and this Release and Wavier. Provided further, however, this Release and Waiver shall not affect my right to receive or enforce through litigation, any indemnification rights to which I am entitled as a result of my past employment by the Company, SBC, and their respective subsidiaries. And, provided further, except as agreed in the above Agreement, this Release and Waiver shall not affect the ordinary distribution of benefits/entitlements, if any, to which I am entitled upon termination of my employment; it being understood by

CINGULAR WIRELESS                                                  Exhibit 10.50
EXHIBITS

me that said benefits/entitlements, if any, will be subject to and provided in accordance with the terms and conditions of their respective governing plan and this Agreement.


/s/ Stephen Carter
------------------
Stephen Carter
Dated: upon close of business on December 30, 2002

CINGULAR WIRELESS                                                  Exhibit 10.50
EXHIBITS

            Attachment A
             Page 1 of 1

                             Cingular Wireless, LLC

                       Supplemental Retirement Income Plan
                             Equivalent SRIP Benefit

Name: Stephen Carter                          Pension Effective Date: 12/31/02
SSN:  ###-##-####                                     Birthdate: 08/05/53
                                             Net Credited Service Date: 05/22/87

Equivalent SRIP shall be determined as follows:

Years of Service: 15 years 8 mos.
Service (+ or -) 30 years: 14 years 4 mos.
Standard Retirement Percent:   60%
(+ or -) Service Factor:   1.43%

Revised Retirement Percent:  39.51%

      Total Salary + Short Term (Highest 36 Months):         $3,089,832
      Final Average Earnings (Highest 36 Months):            $1,029,944
      Revised Retirement Percent:                                 39.51%

      Target Retirement Benefit:                             $  406,931
      Qualified Annual Pension*:                               ($22,041)
      Age Discount:                                           ($246,329)

      Annual Equivalent SRIP Benefit:                        $  138,560
      Monthly Equivalent SRIP Benefit
            With 10 Year Certain Benefit:                    $   11,547
            With Joint & 50% Survivor Benefit:               $   11,039
            With Joint & 100% Survivor Benefit:              $   10,415

The above calculation of Monthly Equivalent SRIP Benefit has been determined without regard to any payment for 2002 under the Cingular Short Term Incentive Plan. If an award is paid in 2003 under the Cingular Short Term Incentive Plan for the 2002 plan year, the calculation will be adjusted utilizing Mr. Carter's actual 2002 Award. The above Monthly Equivalent SRIP will be paid commencing December 31, 2002. An adjustment, if any, shall be effected approximately April 1, 2003 and a true-up payment, if any, will be made at such time. Thereafter, the actual Monthly Equivalent SRIP Benefit shall be paid.